UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange of 1934 (Amendment No. __)
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☑	Definitive Proxy Statement.

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☐	Soliciting Material Pursuant to Section 140.14A-11(c) or Section 240.14a-12.
TRANSCONTINENTAL REALTY INVESTORS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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TRANSCONTINENTAL REALTY INVESTORS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 10, 2009
     Transcontinental Realty Investors, Inc. will hold its Annual Meeting of Stockholders on Thursday, December 10, 2009, at 9:30 a.m., local Dallas, Texas time, at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. The purpose of the meeting is to:
     •   Elect a Board of four directors to serve until the next Annual Meeting of Stockholders and until their successors are duly-elected and qualified.
     •   Ratify the appointment of Farmer, Fuqua & Huff, P.C. as the independent registered public accounting firm.
     •   Act upon such other matters as may properly be presented at the Annual Meeting.
     Only Stockholders of record at the close of business on November 4, 2009, will be entitled to vote at the meeting.
     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the accompanying envelope provided. Your completed proxy will not prevent you from attending the meeting and voting in person should you choose.
     Dated: November 6, 2009.

By order of the Board of Directors,
/s/ Louis J. Corna
Louis J. Corna
Executive Vice President, General Counsel, Tax Counsel and Secretary

This Proxy Statement is available at www.transconrealty-invest.com
Among other things, the Proxy Statement contains information regarding
•	The date, time and location of the meeting

•	A list of the matters being submitted to Stockholders

•	Information concerning voting in person

TRANSCONTINENTAL REALTY INVESTORS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 10, 2009
     The Board of Directors of Transcontinental Realty Investors, Inc. (the “Company” or “we” or “us”) is soliciting proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”). Distribution of this Proxy Statement and a Proxy Form is scheduled to begin on November 6, 2009. The mailing address of the Company’s principal executive offices is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.
About the Meeting
Who Can Vote
     Record holders of Common Stock of the Company at the close of business on Wednesday, November 4, 2009 (the “Record Date”) may vote at the Annual Meeting. On that date, 8,113,669 shares of Common Stock were outstanding. Each share is entitled to cast one vote.
How Can You Vote
     If you return your signed proxy before the Annual Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposal to ratify the selection of auditors.
     If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. The Board of Directors recommends a vote FOR Proposals 1 and 2.
Revocation of Proxies
     You may revoke your proxy at any time before it is exercised by (a) delivering a written notice of revocation to the Corporate Secretary, (b) delivering another proxy that is dated later than the original proxy, or (c) casting your vote in person at the Annual Meeting. Your last vote will be the vote that is counted.
Vote Required
     The holders of a majority of the shares entitled to vote who are either present in person or represented by a proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. As of November 4, 2009, there were 8,113,669 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of stockholders entitled to cast at least 4,056,835 votes constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed. If the broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.
     A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected to that slot. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
     For the other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy entitled to vote on the proposal will be required for approval. An abstention with respect to such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
     As of the Record Date, affiliates held 6,720,936 shares representing approximately 82.83% of the shares outstanding. These affiliates have advised the Company that they currently intend to vote all of their shares in favor of the approval of both proposals.
     If you received multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.
Other Matters to be Acted Upon at the Annual Meeting
     We do not know of any other matters to be validly presented or acted upon at the Annual Meeting. Under our Bylaws, no business besides that stated in the Annual Meeting Notice may be transacted at any meeting of stockholders. If any other matter is presented at the Annual Meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.
Expenses of Solicitation
     The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.
Available Information
     Our internet website address is www.transconrealty-invest.com. We make available free of charge through our website our most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission. In addition, we have posted the Charters of our Audit Committee, Compensation Committee, and our Governance and Nominating Committee, as well as our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines and Corporate Governance Guidelines on Director Independence, all under separate headings. These charters and principles are not incorporated in this instrument by reference. We will also provide a copy of these documents free of charge to stockholders upon written request. The Company issues Annual Reports containing audited financial statements to its common stockholders.
Multiple Stockholders Sharing the Same Address
     The Securities and Exchange Commission (the “SEC”) rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.
     If you hold shares of common stock in your own name as a holder of record, householding will not apply to your shares.
     If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Transcontinental Realty Investors, Inc., Attention: Investor Relations, 1800 Valley View Lane, Suite 300, Dallas, Texas 75234 or call (800) 400-6407.
Questions
     You may call our Investor Relations Department at 800-400-6407 if you have any questions.
PLEASE VOTE — YOUR VOTE IS IMPORTANT

Corporate Governance and Board Matters
     The affairs of the Company are managed by the Board of Directors. The Directors are elected at the annual meeting of stockholders each year or appointed by the incumbent Board of Directors and serve until the next annual meeting of stockholders or until a successor has been elected or approved.
     After December 31, 2003, a number of changes occurred in the composition of the Board of Directors of the Company, the creation of certain Board Committees, the adoption of Committee charters, the adoption of a Code of Ethics for Senior Financial Officers and the adoption of Guidelines for Director Independence. Also, the composition of the members of the Board of Directors changed with the resignation of Earl D. Cecil (February 29, 2004), the cessation of Martin L. White as a director (November 22, 2005), as well as the election of independent Directors, Sharon Hunt and Ted R. Munselle on February 20, 2004, and Robert A. Jakuszewski on November 22, 2005. Ted P. Stokely, a director since April 1990 and Chairman since January 1995 resigned on May 26, 2009 as a director and Chairman. On May 28, 2009, the Board of Directors elected Henry A. Butler as Chairman of the Board.
Current members of the Board
     The members of the Board of Directors (all of whom were elected by the stockholders at the last Annual Meeting held on November 20, 2008) on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Governance
and
	Audit	Compensation	Nominating
Director	Committee	Committee	Committee
Henry A. Butler
Ted R. Munselle	Chair	✓	✓
Sharon Hunt	✓	Chair	✓
Robert A. Jakuszewski	✓	✓	Chair
Role of the Board’s Committees
     The Board of Directors has standing Audit, Compensation and Governance and Nominating Committees.
     Audit Committee. The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.” The charter of the Audit Committee was adopted on February 19, 2004, and is available on the Company’s Investor Relations website (www.transconrealty-invest.com). The Board selected the current members of the Audit Committee for the coming year on December 10, 2008, as shown above. All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Mr. Munselle, a member and Chair of the Committee, is qualified as an “audit committee financial expert” within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. All of the members of the Audit Committee meet the independence and experience requirements of the listing standards of the New York Stock Exchange. The Audit Committee met eight times during 2008.
     Governance and Nominating Committee. The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Governance and Nominating Committee was adopted on March 17, 2004, and is available on the Company’s Investor Relations website (www.transconrealty-invest.com). The Board selected the current members of the Governance and Nominating Committee for the coming year on December 10, 2008, as shown above. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Governance and Nominating Committee met one time during 2008.
     Compensation Committee. The Compensation Committee is responsible for overseeing the policies of the Company relating to compensation to be paid by the Company to the Company’s principal executive officer and any other officers designated by the Board and make recommendations to the Board with respect to such policies, produce necessary reports on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations and to monitor the development and implementation of succession plans for the principal executive officer and other key executives and make recommendations to the Board with respect to such plans. The charter of the Compensation Committee was adopted on March 17, 2004, and is available on the Company’s Investor Relations website (www.transconrealty-invest.com). The Board selected the current members of the Compensation Committee for the coming year on December 10, 2008, as shown above. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Compensation Committee is to be comprised of at least two directors who are independent of management and the Company. The Compensation Committee met one time during 2008.
Presiding Director
     In June 2004, the Board created a new position of presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The presiding director also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, provides advice with respect to the selection of Committee chairs and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. In December 2008, the non-management members of the Board designated Ted R. Munselle to serve in this position until the Company’s annual meeting of stockholders to be held following the fiscal year ended December 31, 2009.
Selection of Nominees for the Board
     The Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee may also retain a third-party executive search firm to identify candidates upon request of the

Committee from time to time. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the stockholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s bylaws relating to stockholder nominations.
     Once the Governance and Nominating Committee has identified a prospective nominee, the Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:
•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees, customers, guests and communities; and

•	the willingness of the prospective nominee to meet any minimum equity interest holding guideline.
The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
     The Bylaws of the Company provide that any stockholder entitled to vote at the Annual Meeting in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholders’ intention to make such nomination has been delivered personally to, or has been mailed to and received by the Secretary at the principal office of the Company not later than 35 nor more than 60 days prior to the meeting. If a stockholder has a suggestion for candidates for election, the stockholder should follow this procedure. Each notice from a stockholder must set forth (i) the name and address of the stockholder who intends to make the nomination and the name of the person to be nominated, (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming those persons) pursuant to which the nomination is to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules, and (vi) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.
Determinations of Director Independence
     In February 2004, the Board enhanced its Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during that year by the New York Stock Exchange. The full text of the Guidelines can be found in the Investor Relations section of the Company’s website (www.transconrealty-invest.com). A copy may also be obtained upon request from the Company’s Corporate Secretary.
     Pursuant to the Guidelines, the Board undertook its annual review of director independence in February 2009. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.
     As a result of this review, the Board affirmatively determined directors, Ted R. Munselle, Robert A. Jakuszewski, and Sharon Hunt are each independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines.
Board Meetings During Fiscal 2008
     The Board met 10 times during fiscal 2008. No incumbent director attended fewer than 75% of the meetings of the Board, and each director attended all of the meetings of the Committees on which he or she served. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders of the Company, the Board and Committees of which he or she is a member. In addition, the independent directors met in executive session four times during fiscal 2007.
Directors’ Compensation
     Each non-employee director receives an annual retainer of $30,000 plus reimbursement for expenses. The Chairman of the Board receives an additional fee of $3,000 per year. Each director who serves as a member of the Audit Committee receives $250 for each Audit Committee meeting attended. In addition, each independent director receives an additional fee of $1,000 per day for any special services rendered by him to the Company outside of his or ordinary duties as a director plus reimbursement of expenses. The Company also reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other Company-business related expenses. Directors who are also employees of the Company or its Advisor receive no additional compensation for service as a director.
     During 2008, $129,750 was paid to the non-employee directors in total directors’ fees for all services, including the annual fee for service during the period from January 1, 2008 through December 31, 2008, and special service fees. Those fees received by directors were Sharon Hunt ($32,250), Ted Munselle ($32,250), Robert A. Jakuszewski, ($32,250) and Ted P. Stokely who resigned May 26, 2009 ($33,000).
     On October 10, 2000, the stockholders of the Company approved the Directors Stock Option Plan (the “Directors Plan”) which provides for the availability of options to purchase shares of Common Stock. The Directors Plan provides for automatic annual grants of options to directors of the Company who, at the time of grant of an option are not, and have not been for at least one year, either an employee or officer of the Company or any of its affiliates. Options granted pursuant to the Directors Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a director ceases to be a director or ten years from the date of grant. Each non-employee director was granted an option to purchase 5,000 shares on January 1 of each year. The exercise price of shares issued pursuant to each option was to be 100% of the fair market value of the shares on the date of grant of each option. At December 31, 2008, under the Directors Plan, options covering 25,000 shares were outstanding, of which options covering 5,000 shares are exercisable at $17.64 per share, options covering 5,000 shares are exercisable at $16.73 per share and options covering 15,000 shares are exercisable at $14.25 per share. The Directors Plan was terminated by the Board of Directors on December 15, 2005.
Stockholders Communication with the Board
     Stockholders and other parties interested in communicating directly with the presiding director or with the non-Management directors as a group may do so by writing to Ted R. Munselle, Director, Post Office Box 830163, Richardson, Texas 75083-0163. Effective March 22, 2004, the Governance and Nominating Committee of the Board also approved a process for handling letters received by the Company and addressed to members of the Board but received at the Company. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and received by the Company and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Code of Ethics
     The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees (including those of the Contractual Advisor). In addition, the Company has adopted a code of ethics entitled “Code of Ethics for Senior Financial Officers” that applies to the principal executive officer, president, principal financial officer, chief financial officer, the principal accounting officer and controller. The text of both documents is available on the Company’s Investor Relations website (www.transconrealty-invest.com). The Company intends to post amendments to or waivers from its Code of Ethics for Senior Financial Officers (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) at this location on its website.
Compliance with Section 16(a) of Reporting Requirements
     Section 16(a) under the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any persons holding 10% or more of the Company’s shares of Common Stock to report their ownership of the Company’s shares of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the “Commission”) on specified report forms. Specific due dates for these reports have been established, and the Company is required to report any failure to file by these dates during each fiscal year. All of these filing requirements were satisfied by the Company’s directors and executive officers and holders of more than 10% of the Company’s Common Stock during the fiscal year ended December 31, 2008. In making these statements, the Company has relied upon the written representations of its directors and executive officers and the holders of 10% or more of the Company’s Common Stock and copies of the reports that each has filed with the Commission.
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
     The following table sets forth the ownership of the Company’s Common Stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of the close of business on November 4, 2009.

			Approximate
	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership*		Class**
EQK Holdings, Inc	4,656,052	(a)(b)	57.38%
1800 Valley View Lane, Suite 300
Dallas, Texas 75234

American Realty Trust, Inc	5,507,710	(a)(b)	67.88%
1800 Valley View Lane, Suite 300 Dallas, Texas 75234

American Realty Investors, Inc	6,720,936	(a)(b)(c)(d)	82.83%
1800 Valley View Lane, Suite 300 Dallas, Texas 75234

Basic Capital Management, Inc.	920,507	(b)	11.35%
1800 Valley View Lane, Suite 300 Dallas, Texas 75234

Transcontinental Realty Acquisition Corporation	1,213,226	(c)	14.95%
1800 Valley View Lane, Suite 300 Dallas, Texas 75234

(a)	Includes 3,735,545 shares owned by EQK Holdings, Inc. (“EQK”) directly, over which the director of EQK, Daniel J. Moos, may be deemed to be beneficial owner by virtue of his position as sole director of EQK. The director of EQK disclaims beneficial ownership of such shares. EQK is a wholly-owned subsidiary of American Realty Trust, Inc. (“ART”), which in turn is a wholly-owned subsidiary of American Realty Investors, Inc. (“ARI”). ART owns 851,658 shares directly.

(b)	Includes 920,507 shares owned by Basic Capital Management, Inc. (“BCM”) over which each of the directors of BCM, Gene S. Bertcher and Daniel J. Moos, may be deemed to be the beneficial owners by virtue of their positions as directors of BCM. The directors of BCM disclaim beneficial ownership of such shares. BCM is a wholly-owned subsidiary of EQK.

(c)	Includes 1,213,226 shares owned by Transcontinental Realty Acquisition Corporation (“TRAC”), which is a wholly-owned subsidiary of ARI, over which each of the directors of TRAC, Daniel J. Moos and Gene S. Bertcher may be deemed to be beneficial owners by virtue of their positions as directors of TRAC. The directors of TRAC disclaim beneficial ownership of such shares.

(d)	Each of the directors of ARI, Henry A. Butler, Sharon Hunt, Robert A. Jakuszewski and Ted R. Munselle may be deemed to be the beneficial owners by virtue of their positions as current directors of ARI. The directors of ARI disclaim such beneficial ownership.

Security Ownership of Management
     The following table sets forth the ownership of the Company’s Common Stock, both beneficially and of record, both individually and in the aggregate for the directors, nominees for election as a director, and executive officers of the Company as of the close of business on November 4, 2009:

	Amount and Nature of		Approximate
Name of Beneficial Owner	Beneficial Ownership*		Percent of Class**
Gene S. Bertcher	6,720,936	(2)	82.83%

Henry A. Butler	6,720,936	(2)	82.83%

Alfred Crozier	6,720,936	(2)	82.83%

Louis J. Corna	6,720,936	(2)	82.83%

Sharon Hunt	6,725,936	(1)(2)	82.89%

Robert A. Jakuszewski	6,720,936	(2)	82.83%

Daniel J. Moos	6,720,936	(2)	82.83%

Ted R. Munselle	6,725,936	(1)(2)	82.89%

All directors and executive officers as a group (8 people)	6,730,936	(1)(2)	82.96%

*	“Beneficial Ownership” means the sole or shared power to vote, or to direct the voting of, a security or investment power with respect to a security, or any combination thereof.

**	Percentages are based upon 8,113,669 shares of Common Stock outstanding at November 4, 2009.

(1)	Ted R. Munselle and Sharon Hunt each has options to purchase 5,000 shares of Common Stock which are presently exercisable.

(2)	Includes 3,735,545 shares owned by EQK, 851,658 shares owned by ART, 920,507 shares owned by BCM and 1,213,226 shares owned by TRAC, over which the executive officers and members of the Board of Directors of ARI may be deemed to be the beneficial owners by virtue of their positions as executive officers and members of the Board of Directors of ARI. The executive officers and current members of the Board of Directors of ARI disclaim beneficial ownership of such shares.
PROPOSAL 1
ELECTION OF DIRECTORS
     Four directors are to be elected at the Annual Meeting. Each director elected will hold office until the Annual Meeting following the fiscal year ending December 31, 2009. All of the nominees for director are now serving as directors of the Company. Each of the nominees has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected. The persons named on the proxy card will vote for all of the nominees for director listed unless you withhold authority to vote for one or more of the nominees. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Cumulative voting for the election of directors is not permitted. If any director is unable to stand for re-election, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute director.
     The nominees for directors are listed below, together with their ages, terms of service, all positions and offices with the Company or the Company’s advisor, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation “affiliated” when used below with respect to a director means that the director is an officer, director or employee of the Company or the advisor.
     Henry A. Butler, 59 (Affiliated)
     Broker — Land Sales (since July 2003) for Prime Income Asset Management, LLC (“Prime”) and (1992 to June 2003) for BCM; Director (since December 2001) of the Company and (since July 2003) of ARI and Director (December 2001 to July 1, 2003) of Income Opportunity Realty Investors, Inc. (“IOT”); Chairman of the Board of the Company and ARI since May 28, 2009.
     Sharon Hunt, 66
     Licensed Realtor with Virginia Cook Realtors; President and Owner (until sold in 1997) of Sharon’s Pretzels, Inc. (a Texas food products entity); Director (since 1991) of a 501(c)(3) non-profit corporation (involved in acquisition, renovation and operation of real estate); Director (since February 2004) of the Company and ARI.
     Robert A. Jakuszewski, 47
     Vice President — Sales and Marketing (since September 1998) of New Horizons Communications, Inc.; Consultant (January 1998 — September 1998) for New Horizon Communications, Inc.; Regional Sales Manager (1996-1998) of Continental Funding; Territory Manager (1992-1996) of Sigvaris, Inc.; Senior Sales Representative (1988-1992) of Mead Johnson Nutritional Division, USPNG; Sales Representative (1986-1987) of Muro Pharmaceutical, Inc. Mr. Jakuszewski has been a director of IOT since March 16, 2004, and a director of the Company and ARI since November 22, 2005.
     Ted. R. Munselle, 52
     Vice President and Chief Financial Officer (since October 1998) of Landmark Nurseries, Inc.; President (since December 2004 until sold in April 2007) of Applied Educational Opportunities, LLC, an educational organization which had two career training schools located in Texas; Director (since February 2004) of the Company and ARI and (since May 2009) IOT; Certified Public Accountant (since 1980) who was employed as an Audit Partner in two Dallas, Texas based CPA firms (1986 to 1998), as an Audit Manager at Grant Thornton LLP (1983 to 1986) and as Audit Staff to Audit Supervisor at Laventhal & Horwath (1977 to 1983).
The Board of Directors unanimously recommends a vote FOR
the election of all of the Nominees named above.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed Farmer, Fuqua & Huff, P.C. as the independent registered public accounting firm of the Company for the 2009 fiscal year and to conduct quarterly reviews through September 30, 2009. The Company’s Bylaws do not require that stockholders ratify the appointment of Farmer, Fuqua & Huff, P.C. as the Company’s independent registered public accounting firm. Farmer, Fuqua & Huff, P.C. has served as the Company’s independent public accounting firm for each of the fiscal years ended December 31, 2004, 2005, 2006, 2007 and 2008. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, however, it is not bound by the stockholders’ decision. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
     A representative of Farmer, Fuqua & Huff, P.C. will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the stockholders.
The Board of Directors recommends a vote FOR the ratification of the appointment of Farmer, Fuqua & Huff, P.C. as the
Company’s independent registered public accounting firm.
Fiscal Years 2008 and 2007 Audit Firm Fee Summary
     The following table sets forth the aggregate fees for professional services rendered to or for the Company for the years 2008 and 2007 by Farmer, Fuqua & Huff, P.C. and BDO Seidman LLP for 2008 and 2007:

	2008		2007
	Farmer,		Farmer,
	Fuqua &	BDO	Fuqua &	BDO
Type of Fee	Huff, P.C.	Seidman	Huff, P.C.	Seidman
Audit Fees	$402,492	—	$304,242	—
Audit-Related Fees	—	—	1,755	—
Tax Fees	55,755	8,000	52,950	11,000
All Other Fees	—	—	—	937

Total	$458,267	$8,000	$358,947	$11,937

     The audit fees for 2008 and 2007, respectively, were for professional services rendered for the audits and reviews of the consolidated financial statements of the Company. Tax fees for 2008 and 2007, respectively, were for services related to federal and state compliance and advice.
     All services rendered by the principal auditors are permissible under applicable laws and regulations and were pre-approved by either the Board of Directors or the Audit Committee, as required by law. The fees paid the principal auditors for services as described in the above table fall under the categories listed below:

     Audit Fees. These are fees for professional services performed by the principal auditor for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filing or engagements.
     Audit-Related Fees. These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include attestations by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.
     Tax Fees. These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and review of returns. The review of tax returns includes the Company and its consolidated subsidiaries.
     All Other Fees. These are fees for other permissible work performed by the principal auditor that do not meet the above category descriptions.
     These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the principal auditor’s core work, which is the audit of the Company’s consolidated financial statements.
Report of the Audit Committee
     The Audit Committee of the Board of Directors is composed of three directors, each of whom satisfies the requirements of independence, experience and financial literacy under the requirements of the New York Stock Exchange and the SEC. The Audit Committee has directed the preparation of this report and has approved its content and submission to the stockholders.
     The Audit Committee is responsible for, among other things:
•	retaining and overseeing the independent registered public accounting firm that serves as our independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with management and the independent registered public accounting firm;

•	pre-approving any permitted non-audit services provided by our independent registered public accounting firm;

•	approving the fees to be paid to our independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls with management, internal auditors and the independent registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with management and the registered public accounting firm; and

•	approving our internal audit plan and reviewing reports of our internal auditors.

     The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter which is available on our website at www.transconrealty-invest.com.
     The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system ofinternal controls, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors. The Audit Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
     The Audit Committee met eight times during 2008. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include private sessions with the Company’s independent auditors without the presence of the Company’s management, as well as executive sessions consisting of only Audit Committee members. The Audit Committee also meets senior management from time to time.
     Management has the primary responsibility for the Company’s financial reporting process, including its system of internal control over financial reporting and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing management’s assessment of, and the effective operation of, internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinion of the independent registered public accountants included in their report on the Audit Committee’s financial statements.
     As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2008, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews include discussions with the independent accountants of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Audit Committee has also discussed with Farmer, Fuqua & Huff, P.C. matters relating to its independence, including a review of audit and non-audit fees, and written disclosures from Farmer, Fuqua & Huff, P.C. to the Company pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also considered whether non-audit services, provided by the independent accountants are compatible with the independent accountant’s independence. The Company also received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.
     In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal controls, reviewed staffing levels and steps taken to implement recommended improvements in any internal procedures and controls.
     Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Board of Directors, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also selected Farmer, Fuqua & Huff, P.C. as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2009.
AUDIT COMMITTEE

Sharon Hunt	Ted R. Munselle	Robert A. Jakuszewski
Pre-Approval Policy for Audit and Non-Audit Services
     Under the Sarbanes-Oxley Act of 2002 (the “SO Act”), and the rules of the Securities and Exchange Commission (the “SEC”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. The purpose of the provisions of the SO Act and the SEC rules for the Audit Committee role in retaining the independent registered public accounting firm is two-fold. First, the authority and responsibility for the appointment, compensation and oversight of the auditors should be with directors who are independent of management. Second, any non-audit work performed by the auditors should be reviewed and approved by these same independent directors to ensure that any non-audit services performed by the auditor do not impair the independence of the independent auditor. To implement the provisions of the SO Act, the SEC issued rules specifying the types of services that an independent auditor may not provide to its audit client, and governing the Audit Committee’s administration of the engagement of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence. Accordingly, the Audit Committee has adopted a written pre-approval policy of audit and non-audit services (the “Policy”), which sets forth the procedures and conditions pursuant to which services to be performed by the independent auditor are to be pre-approved. Consistent with the SEC rules establishing two different approaches to approving non-prohibited services, the policy of the Audit Committee covers pre-approval of audit services, audit-related services, international administration tax services, non-U.S. income tax compliance services, pension and benefit plan consulting and compliance services, and U.S. tax compliance and planning. At the beginning of each fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. Typically, in addition to the generally pre-approved services, other services would include due diligence for an acquisition that may or may not have been known at the beginning of the year. The Audit Committee has also delegated to any member of the Audit Committee designated by the Board or the financial expert member of the Audit Committee responsibilities to pre-approve services to be performed by the independent auditor not exceeding $25,000 in value or cost per engagement of audit and non-audit services, and such authority may only be exercised when the Audit Committee is not in session.
Executive Compensation
     The Company has no employees, payroll or benefit plans and pays no compensation to its executive officers. The executive officers of the Company who are also officers or employees of Prime, the Company’s advisor, are compensated by Prime. Such executive officers perform a variety of services for Prime and the amount of their compensation is determined solely by Prime. Prime does not allocate the cash compensation of its officers among the various entities for which it serves as advisor. See “The Advisor” for a discussion of the compensation payable to Prime under the Advisory Agreement.
Compensation Committee Report
     The Compensation Committee of the Board of Directors is comprised of at least two directors who are independent of management and the Company. Each member of the Compensation Committee must be determined to be independent by the Board under the Corporate Governance Guidelines on Director Independence adopted by the Board and under the NYSE standards for non-employee directors and Rule 16b-3(b)(3)(i) of the rules and regulations promulgated under the Securities Exchange Act of 1934 and the requirements for “outside directors” set forth in Treasury Regulations, Section 27(e)(3). Each member of the Compensation Committee is to be free of any relationship that in the judgment of the Board from time to time may interfere with the exercise of his or her independent judgment. Each Compensation Committee member is appointed annually subject to removal at any time by the Board and serves until his or her Compensation Committee appointment is terminated by the Board. The Compensation Committee is composed of three directors, each of whom meets the standards described above.
     The purposes of the Compensation Committee are to oversee the policies of the Company relating to compensation to be paid by the Company to the Company’s principal executive officer (“CEO”) and any other officers designated by the Board and make recommendations to the Board with respect to such policies, produce necessary reports and executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and monitor the development and implementation of succession plans for the CEO and other key executives and make recommendations to the Board with respect to such plans.
     The Company has no employees, payroll or benefit plans and pays no compensation to its executive officers. The executive officers of the Company, who are also officers or employees of Prime, are compensated by Prime. Such executive officers perform a variety of services for Prime, and the amount of their compensation is determined solely by Prime. Prime does not allocate the cash compensation of its officers among the various entities for which it may serve as advisor or sub-advisor.
     The only remuneration paid by the Company is to directors who are not officers or directors of Prime. These independent directors (i) review the business plan of the Company to determine that it is the best interest of the stockholders, (ii) review the advisory contract and recommend any appropriate changes thereto, (iii) supervise the performance of the Company’s advisor, and review the reasonableness of the compensation paid to the advisor in terms of the nature and quality of services performed, (iv) review the reasonableness of the total fees and expenses of the Company, and (v) select, when necessary, a qualified, independent real estate appraiser to appraise properties to be acquired. See the sub caption “Directors’ Compensation” in the Proxy Statement for a description of the compensation paid.

     The Charter of the Compensation Committee was adopted on March 17, 2004, and the members of the Compensation Committee, all of whom are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, are listed below. Since its formation on March 17, 2004, the Compensation Committee has annually reviewed its existing charter and regularly performed the tasks described above relating to the business plan, advisory contract, reasonableness of compensation paid to the advisor, and the reasonableness of the total fees and expenses of the Company.
COMPENSATION COMMITTEE

Robert A. Jakuszewski	Sharon Hunt	Ted R. Munselle
Compensation Committee Interlocks and Insider Participation
     The Company’s Compensation Committee is made up of non-employee directors who have never served as officers of, or been employed by, the Company. None of the Company’s executive officers serve on a board of directors of any entity that has a director or officer serving on this Committee.
Executive Officers
     Executive officers of the Company are all employed by Prime. None of the executive officers receive any direct remuneration from the Company nor do any hold any options granted by the Company. Their positions with the Company are not subject to a vote of stockholders. No family relationship exists among any director or executive officer of the Company. The ages, terms of service and all positions and offices with the Company, Prime, BCM, other affiliated entities, other principal occupations, business experience and directorships with other publicly-held companies during the last five years or more are set forth below.
     Daniel J. Moos, 58
     President and Chief Operating Officer (effective April 2007) of ARI, IOT, the Company and (effective March 2007) of Prime, Senior Vice President and Business Line Manager for U.S. Bancorp (NYSE:USB) working out of their office in Houston, Texas from 2003 to April 2007: Executive Vice President and Chief Financial Officer, Fleetcor Technologies, a privately held transaction processing company that was headquartered in New Orleans, Louisiana from 1998 to 2003; Senior Vice President and Chief Financial Officer, ICSA, a privately held internet security and information company headquartered in Carlisle, Pennsylvania from 1996 to 1998; and for more than ten years prior thereto was employed in various financial and operating roles for PhoneTel Technologies, Inc. which was a publicly traded telecommunication company on the American Stock Exchange (“AMEX”) headquartered in Cleveland, Ohio (1992-1996) and LDI Corporation which was a publicly traded computer equipment sales/service and asset leasing company listed on the NASDAQ and headquartered in Cleveland, Ohio.

     Gene S. Bertcher, 60
     Executive Vice President (since May 2008) and Chief Financial Officer (since November 2, 2009) of the Company, ARI and IOT. Prior thereto (from February 2008 to March 2008) he was Executive Vice President and Interim Chief Financial Officer of the Company, ARI and IOT. Mr. Bertcher is (and will continue to be) President and Chief Financial Officer of New Concept Energy, Inc. (formerly CabelTel International Corporation), a Nevada corporation (“GBR”) which has its common stock listed on the AMEX, a position he has occupied since November 1, 2004. From January 3, 2003 until November 1, 2004, Mr. Bertcher was also Chief Executive Officer of GBR. He has been a certified public accountant since 1973; Mr. Bertcher has been a director since June 1999 (and was from November 1989 to September 1996) of GBR. Until November 1989, Mr. Bertcher was a partner in Grant Thornton, LLP having served as the Chairman of its National Real Estate and Construction Committee.
     Louis J. Corna, 61
     Executive Vice President—General Counsel/Tax Counsel and Secretary (since February 2004), Executive Vice President (October 2001 to February 2004), Executive Vice President—Tax and Chief Financial Officer (June 2001 to October 2001) and Senior Vice President—Tax (December 2000 to June 2001) of the Company, ARI, IOT and BCM; Executive Vice President, General Counsel/Tax Counsel and Secretary (since February 2004), Executive Vice President—Tax (July 2003 to February 2004) of Prime and PIAMI; Private Attorney (January 2000 to December 2000); Vice President—Taxes and Assistant Treasurer (March 1998 to January 2000) of IMC Global, Inc.; Vice President—Taxes (July 1991 to February 1998) of Whitman Corporation.
     Alfred Crozier, 56
     Executive Vice President-Residential Construction (since November 2006) of ARI, IOT and the Company; Managing Director of Development for Woodmont Investment Company GP, LLC of Dallas, Texas from November 2005 to November 2006; President of Sterling Builders, Inc. of Spring, Texas from October 2003 to November 2005; Vice President of Westchase Construction, Ltd. of Houston, Texas from August 2001 to September 2003. For more than five years prior thereto, Mr. Crozier was employed by various firms in the construction industry including Trammell Crow Residential (February 1995 through February 2000) and The Finger Companies (August 1991 through February 1995). Mr. Crozier is a licensed architect.
Officers
     Although not an executive officer of the Company, Daeho Kim currently serves as Treasurer. His position with the Company is not subject to a vote of stockholders. His age, term of service and all positions and offices with the Company, other principal occupations, business experience and relationship with other entities during the last five years or more are set forth below.
     Daeho Kim, 32
     Treasurer (since October 29, 2008) of ARL, IOT and the Company. For more than five years prior thereto, Mr. Kim has been employed by Prime in various financial capacities including Cash Manager and Assistant Director of Capital Markets.
     In addition to the foregoing executive officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

The Advisor
     Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, day-to-day operations are performed by a contractual advisor under the supervision of the Board of Directors. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources. The advisor also serves as a consultant to the Board of Directors in connection with the business plan and investment decisions made by the Board.
     Prime is (and has been since October 1, 2003) the contractual advisor to the Company. Prime is a single member Nevada limited liability company whose sole member is Prime Income Asset Management, Inc. (“PIAMI”). PIAMI is owned by Realty Advisors, LLC (“RALLC”). Prime is a company of which Messrs. Moos, Fletcher, Bertcher, Corna and Crozier serve as executive officers. RALLC is a Nevada limited liability company the sole member of which is Realty Advisors, Inc., a Nevada corporation which is owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips is not an officer or director of Prime, but serves as a representative of the trust, and is involved in daily consultation with the officers of Prime and has significant influence over the conduct of Prime’s business, including the rendering of advisory services and the making of investment decision for itself and for the Company.
     The duties of Prime include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources. Prime also serves as a consultant in connection with the Company’s business plan and investment decisions made by the Board. Under the Advisory Agreement, Prime is required to annually formulate and submit for Board approval a budget and business plan containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and purchases, borrowing activity and other investments. Prime is required to report to the Board, on a quarterly basis, the Company’s performance against the business plan. In addition, all transactions require prior Board approval, unless they are explicitly provided for in the approved plan or are made pursuant to authority expressly delegated to Prime by the Board.
     The Advisory Agreement also requires prior approval of the Board for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that Prime shall be deemed to be in a fiduciary relationship to the stockholders; contains a broad standard governing Prime’s liability for losses by the Company; and contains guidelines for Prime’s allocation of investment opportunities as among itself, the Company and other entities it advises.
     The Advisory Agreement provides for the advisor to receive monthly base compensation at the rate of 0.0625% per month (0.75% on an annualized basis) of average gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% of the Company’s net income.
     The Advisory Agreement also provides for Prime to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Company during such fiscal year exceeds the sum of: (i) the cost of each such property originally recorded in the Company’s books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned, and (iii) all closing costs, (including real estate commissions) incurred in the sale of such real estate; provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced 8% simple annual return on the net investment including capital improvements, calculated over the holding period before depreciation and inclusive of operating income and sale consideration, and (b) the aggregate net operating income from all real estate owned for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.
     Additionally, pursuant to the Advisory Agreement, Prime or an affiliate of Prime is to receive an acquisition commission for supervising the acquisition, purchase or long-term lease of real estate equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to non-affiliated brokers, or (ii) the compensation customarily charged in arm’s-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property, provided that the aggregate purchase price of each property (including acquisition fees and real estate brokerage commissions) may not exceed such property’s appraised value at acquisition. Prime does not receive any commission or acquisitions from an affiliated or related party.
     The Advisory Agreement requires Prime or any affiliate of Prime to pay to the Company one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Company; provided, however, that the compensation retained by Prime or any affiliate of Prime shall not exceed the lesser of (i) 2% of the amount of the loan commitment, or (ii) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.
     The Advisory Agreement also provides that Prime or an affiliate of Prime is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by the Company equal to the lesser of (i) 1% of the amount of the loan purchased, or (ii) a brokerage and commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding of any mortgage loan by the Company.
     Under the Advisory Agreement, Prime or an affiliate of Prime also is to receive a mortgage brokerage and equity refinancing fee for obtaining loans or refinancing on properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced, or (ii) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from Prime or an affiliate of Prime without the approval of the Company’s Board of Directors. No fee shall be paid on loan extensions.
     The Advisory Agreement also provides that for all activities in connection with or related to construction for the Company and its subsidiaries, Prime shall receive a fee equal to 6% of the so-called “hard costs” only of any costs of construction on a completed basis, based upon amounts set forth as approved on any architect certificate issued in connection with such construction, which fee is payable at such time as the applicable architect certifies others costs for payment to third parties. The phrase “hard costs” means all actual costs of construction paid to contractors, subcontractors, and third parties for material or labor performed as part of the construction but does not include items generally regarded as “soft costs,” which are consulting fees, attorneys’ fees, architectural fees, permit fees and fees of other professionals.
     Under the Advisory Agreement, Prime receives reimbursement of certain expenses incurred by it in the performance of advisory services. Under the Advisory Agreement, all or a portion of the annual advisory fee must be refunded by the advisor if the Operating Expenses of the Company (as defined in the Advisory Agreement) exceed certain limits specified in the Advisory Agreement based on the book value, net of asset value and net income of the Company during the fiscal year. Prime, as advisor at the time, was required to refund $1.3 million of the 2003 advisory fee and was required to refund $2.4 million of the 2005 advisory fee under this provision. No refund was required in 2004 or 2006 or 2007 or 2008.

     If and to the extent that the Company shall request of Prime, or any director, officer, partner or employee of Prime, to render services to the Company other than those required to be rendered by Prime under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time.
     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. Management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.
     Situations may develop in which the interests of the Company are in conflict with those of one or more directors or officers in their individual capacities or of Prime, or of their respective affiliates. In addition to services performed for the Company, Prime actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate developing and financing, including ARI and the Company. The Advisory Agreement provides that Prime may also serve as advisor to those entities.
     As advisor, Prime is a fiduciary of the Company’s public investors. In determining to which entity a particular investment opportunity will be allocated, Prime will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity’s existing mortgage note and real estate portfolio and business plan. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had funds available for investment for the longest period of time, or, if appropriate, the investment may be shared among various entities.
     Effective July 1, 2005, the Company and Prime entered into a Cash Management Agreement to further define the administration of the Company’s day-to-day investment operations, relationship contacts, flow of funds and deposit and borrowing of funds. Under the Cash Management Agreement, all funds of the Company are delivered to Prime which has a deposit liability to the Company and is responsible for payment of all payables and investment of all excess funds which earn interest at the Wall Street Journal Prime Rate plus 1% per annum, as set quarterly on the first day of each calendar quarter. Borrowings for the benefit of the Company bear the same interest rate. The term of the Cash Management Agreement is coterminous with the Advisory Agreement, and it is automatically renewed each year unless terminated with the Advisory Agreement.
     Prime may assign the Advisory Agreement only with the prior consent of the Company.
     The managers and principal officers of Prime are set forth below:

Name	Office(s)
Mickey N. Phillips	Manager

Ryan T. Phillips	Manager

Daniel J. Moos	President and Chief Operating Officer

Gene S. Bertcher	Executive Vice President and Chief Accounting Officer

Louis J. Corna	Executive Vice President — General Counsel, Tax Counsel and Secretary
     Mickey N. Phillips is the brother of Gene E. Phillips, and Ryan T. Phillips is the son of Gene E. Phillips.
Property Management and Real Estate Brokerage
     Currently, Triad Realty Services LP (“Triad”), an affiliate of Prime provides property management services to the Company’s properties for a fee of 6% or less of the monthly gross rents collected on the residential properties under its management and 3% or less of the monthly gross rents collected on the commercial properties under its management. Triad subcontracts with other entities for the provision of property-level management services at various rates. The general partner of Triad is PIAMI. The limited partner of Triad is HRS Holdings LLC (“HRSHLLC”). Since January 1, 2003, Triad has subcontracted the property-level management and leasing of 24 of the Company’s commercial properties (shopping centers, office buildings) to Regis Realty I, LLC (“Regis I”). Regis I was entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad. Regis I also receives real estate brokerage commissions in accordance with the terms of a non-exclusive brokerage agreement. Since January 1, 2003, Regis Hotel I, LLC has managed four of the Company’s hotels. The sole member of Regis I and Regis Hotel I, LLC is HRSHLLC.
     Regis I also provides real estate brokerage services to the Company and receives brokerage commissions in accordance with the Advisory Agreement.
Certain Relationships and Related Transactions
Certain Business Relationships
     Prime, the Company’s advisor, is an entity of which PIAMI is the sole member. PIAMI is owned by RALLC. Prime is a company for which Messrs. Moos, Bertcher and Corna serve as executive officers. The executive officers of the Company also serve as executive officers of ARI and IOT and owe fiduciary duties to each of those entities as well as to Prime under applicable law. ARI has the same relationship with Prime as does the Company. Mr. Bertcher is also an officer and director of GBR and as such owes fiduciary duties to GBR.
     The Company contracts with affiliates of Prime for property management services. Currently, Triad, an affiliate, provides such property management services. The general partner of Triad is PIAMI. The limited partner of Triad is HRSHLLC. Triad subcontracts the property-level management and leasing of 24 of the Company’s commercial properties (office buildings, shopping centers) to Regis I, which is a company also owned by HRSHLLC. Regis I also provides real estate brokerage services to the Company and receives brokerage commissions in accordance with the Advisory Agreement.

     The Company owns an equity interest in IOT. At September 30, 2009, the Company owned, and at present continues to own, 3,556,118 shares of IOT Common Stock which comprises approximately 85.3% of IOT’s outstanding common stock. Robert A. Jakuszewski and Ted R. Munselle, directors of the Company, are also members of the Board of Directors of IOT. ARI, through wholly-owned subsidiaries, owns approximately 83% of outstanding common stock of the Company; all of the Directors of the Company are also Directors of ARI.
Related Party Transactions
     Historically, the Company, ARI, IOT and Prime have each engaged in, and may continue to engage in, business transactions, including real estate partnerships, with related parties. Management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Company as could have been obtained from unrelated parties.
Operating Relationships
     In the year ended December 31, 2008, the Company received $2,700,000 in rent from Prime and its affiliates for rents of company owned properties, including One Hickory, Two Hickory, Addison Hanger, Browning Place, Fenton Place, 1010 Commas, 600 Las Colinas, Amoco, Parkway North, SanFord Corp., Thermallay and Senlac.
Restrictions on Related Party Transactions
     Article FOURTEENTH of the Company’s Articles of Incorporation provides that the Company shall not, directly or indirectly, contract or engage in any transaction with (i) any director, officer or employee of the Company, (ii) any director, officer or employee of the advisor, (iii) the advisor, or (iv) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Board of Directors or the appropriate committee thereof, and (b) the Board of Directors or committee thereof determines that such contract or transaction is fair to the Company and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of the Company entitled to vote thereon. Article FOURTEENTH defines an “Independent Director” as one who is neither an officer or employee of the Company, nor a director, officer or employee of the Company’s advisor.
OTHER MATTERS
     The Board of Directors knows of no other matters that may be properly or should be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

FINANCIAL STATEMENTS
     The audited financial statements of the Company, in comparative form for the years ended December 31, 2007 and 2008 are contained in the 2008 Annual Report to Stockholders, which was separately mailed to stockholders in April 2009 in advance of this proxy statement. However, such report and the financial statements contained therein are not to be considered part of this solicitation.
SOLICITATION OF PROXIES
     THIS PROXY STATEMENT IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSCONTINENTAL REALTY INVESTORS, INC. The cost of soliciting proxies will be born by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication.
FUTURE PROPOSALS OF STOCKHOLDERS
     Stockholder proposals for our Annual Meeting to be held in 2010 must be received by us by December 31, 2009, and must otherwise comply with the rules promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year. Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

     COPIES OF TRANSCONTINENTAL REALTY INVESTORS, INC.’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS) ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE THROUGH OUR WEBSITE WWW.TRANSCONREALTY-INVEST.COM OR UPON WRITTEN REQUEST TO TRANSCONTINENTAL REALTY INVESTORS, INC., 1800 VALLEY VIEW LANE, SUITE 300, DALLAS, TEXAS 75234, ATTN: INVESTOR RELATIONS.
     Dated: November 6, 2009.

By order of the Board of Directors,
/s/ Louis J. Corna
Louis J. Corna
Executive Vice President, General Counsel, Tax Counsel and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
TRANSCONTINENTAL REALTY INVESTORS, INC.
December  10, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.transconrealty-invest.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

2 0 4 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 8	1 2 1 0 0 9

The Board of Directors of Transcontinental Realty Investors, Inc. recommends approval of all nominees for election as directors and a vote FOR ratification of the appointment of Farmer, Fuqua and Huff, P.C. as the Independent registered public accounting firm.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Ratification of the Appointment of Farmer, Fuqua & Huff, P.C. as the independent registered public accounting firm.	☐	☐	☐

☐		NOMINEES:			3.	In their discretion on any other matters which may properly come before the meeting or any adjournment(s) thereof.
	FOR ALL NOMINEES	¡	Henry A. Butler
		¡	Sharon Hunt
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	¡ ¡	Robert A. Jakuszewski Ted R. Munselle
THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL NOMINEES AND FOR RATIFICATION OF THE APPOINTMENT OF FARMER, FUQUA & HUFF, P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[]

TRANSCONTINENTAL REALTY INVESTORS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 10, 2009.

     The undersigned stockholder of TRANSCONTINENTAL REALTY INVESTORS, INC. hereby appoints HENRY A. BUTLER and LOUIS J. CORNA, and each of them proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, as attorneys and proxies to vote all shares of Common Stock, par value $0.01 per share, of TRANSCONTINENTAL REALTY INVESTORS, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, December 10, 2009, at 9:30 a.m., local Dallas, Texas time, at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234, or any adjournment(s) thereof, with all powers the undersigned would possess if personally present, as indicated below, for the transaction of such business as may properly come before said meeting or any adjournment(s) thereof, all as set forth in the November 6, 2009 Proxy Statement for said meeting.

(continued and to be signed and dated on the other side.)

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